CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES A PREFERRED STOCK
OF
SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC.,

The undersigned, the President of, Success Entertainment Group International, Inc., a Nevada corporation, (the "Corporation"), does hereby certify, that, pursuant to authority conferred upon the Board of Directors by the Corporation's Articles of Incorporation and pursuant to Section NRS 78.1955 of the Nevada General Corporation Law, the following resolutions creating a series of Series A Preferred Stock was duly adopted by the Corporation's board of Directors on April 8, 2020:

WHEREAS, the Articles of Incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of twenty million (20,000,000) shares, par value $0.00001 per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the rights, terms and preferences and the number of shares constituting any Series A and the designation thereof; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of up to 20,000,000 shares of the preferred stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of Series A preferred stock and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such Series A preferred stock as follows:

Section 1. Designation and Amount. The preferred stock subject hereof shall be designated Series A Preferred Stock ("Series A Preferred Stock") and the number of shares constituting Series A Preferred Stock shall be 20,000,000 shares. No other shares of preferred stock shall be designated as Series A Preferred Stock.

Section 2. Dividends.

a) Participating Dividends on As-Converted Basis. Holders of Series A Preferred Stock ("Holders") shall be entitled to participate on a *pari passu*, *pro rata* as-converted-to- Common Stock basis in any and all dividends or other distributions paid by the Corporation on the Common Stock (other than dividends paid in Common Stock). The Corporation shall pay no dividends on shares of the Common Stock unless it simultaneously complies with the previous sentence.

Section 3. Liquidation Preference. Upon the occurrence of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each holder of Series A Preferred Sock

shall be entitled to receive the amount such holder would have received had such holder's shares of Series A Preferred Stock, together with accrued and unpaid dividends thereon, been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation.

Section 4. Voting. Except as otherwise provided herein or by law and in addition to any right to vote as a separate class as provided by law, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting) the holders of outstanding shares of Series A Preferred Stock shall vote together as a single class with the holders of the Corporation's Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock. Each outstanding share of Series A Preferred Stock shall be entitled to a number of votes equal to 51% of the voting power attributable to all shares entitled to vote divided by the sum of (i) the number of shares of Series A Preferred Stock then issued and outstanding and (ii) the number of shares, if any, of Series A Preferred Stock then converted into Common Stock pursuant to Section 6 hereof.

Section 5. Protective Provisions. The Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of holders of a majority of the then outstanding shares of Series A Preferred Stock and Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a separate class: (i) amend, alter or repeal (A) any of the powers, designations, rights or preferences of the Series A Preferred Stock or (B) any other provision of the Certificate of Incorporation or Bylaws of the Corporation, in the case of clause (B) only in a manner adverse to the Series A Preferred Stock; and (ii) authorize or issue any additional shares of Series A Preferred Stock.

Section 6. Conversion.

a) Conversions at Option of Holder. Each share of Series A Preferred Stock shall be convertible, at any time and from time to time from and after the original issue date at the option of the Holder of any Series A Preferred Stock, into that number of shares of Common Stock ("Conversion Shares") determined as follows:

$$\text{Conversion Shares} = \frac{20 \times 0.0521 \times \text{Adjusted Outstanding Common Stock}}{(\text{Number of Issued Series A Preferred})}$$

b) Additional Definitions. For the purposes hereof, the following terms shall bear the definitions set forth below:

Adjusted Outstanding Common Stock – (x) Conversion Date Outstanding, less (y) Series A Issued Common Stock and Series A Issued Common Stock.

Conversion Date Outstanding - The number of shares of Common Stock deemed outstanding on a Fully Diluted Basis immediately prior to the Conversion Date; provided,

however, an equitable adjustment shall be made to such number of shares for each Capital Event, if any, occurring after the earlier of the relevant Conversion Date through and including the relevant Conversion Issuance Date.

Original Issue Date - The date of the first issue of any shares of this Series A Preferred Stock.

Conversion Issuance Date - The date on which the shares of Common Stock to be issued on account of the conversion made on the Conversion Date are actually issued, if the adjustment effected by the relevant Capital Event would not otherwise be applied to the Conversion Shares.

Series A Issued Common Stock - The number of shares of Common Stock issued on or prior to the Conversion Date on account of (x) conversion of shares of this Series A Preferred Stock and (y) payment of dividends on shares of Series A Preferred Stock; all as adjusted equitably for each Capital Event, if any, after the relevant issuance.

Series A Issued Common Stock - The number of shares of Common Stock issued on or prior to the Conversion Date on account of (x) conversion of shares of Series A Preferred Stock, $.00001 par value per share, of the Corporation ("**Series A Preferred Stock**") and (y) payment of dividends on shares of Series A Preferred Stock; all as adjusted equitably for each Capital Event, if any, after the relevant issuance.

Number of Issued Series A Preferred – The sum of (i) the number of shares of Series A Preferred Stock issued and outstanding on the Conversion Date (without giving effect to the conversion for which the calculation is being made) and, (ii) the number of shares, if any, of Series A Preferred Stock converted into Common Stock prior to the Conversion Date.

Capital Event - Each of the following (each howsoever denominated) which has been declared or announced but, as of the Conversion Date, either has not yet been effected or would not otherwise be applied to the Conversion Shares: (w) stock split; (x) reverse stock split; (y) declared stock dividend; or (y) reclassification of shares resulting in the issuance of shares.

Fully Diluted Basis – The number of shares of Common Stock equal to (x) the Adjusted Outstanding Common Stock plus (y) the number of additional shares of Common Stock deemed to be outstanding assuming all options, warrants or other convertible securities (except for unconverted shares of this Series A Preferred Stock or Series A Preferred Stock) or instruments or other rights to acquire Common Stock or any other existing or future classes of capital stock have been exercised or converted, as applicable, in full, regardless of whether or not any such options, warrants, convertible securities or instruments or other rights are then vested or exercisable or convertible in accordance with their terms.

c) Conversion Procedures. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a "Notice of Conversion"). Each Notice of Conversion shall specify the number of shares of Series A Preferred Stock to be converted, the number of shares of Series A Preferred Stock owned prior to the conversion at issue, the number of shares of Series A Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Series A Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Series A Preferred Stock to the Corporation, (although the Holder may surrender the Series A Preferred Stock certificate to, and receive a replacement certificate from the Corporation, at Holder's election) unless all of the shares of Series A Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Series A Preferred Stock promptly following the Conversion Date at issue. Shares of Series A Preferred Stock converted into Common Stock in accordance with the terms hereof shall be canceled and shall not be reissued.

d) Delivery of Certificate Upon Conversion. Not later than five (5) Trading Days after each Conversion Date (the "Share Delivery Date"), the Corporation shall deliver, or cause to be delivered, to the converting Holder a certificate or certificates representing the Conversion Shares. "Trading Day" means a day on which the principal Trading Market is open for trading. "Trading Market" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, the OTC Pink Marketplace, the OTC Bulletin Board, the OTCQB, or the OTCQX (or any successors to any of the foregoing).

e) Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series A Preferred Stock and payment of dividends on the Series A Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (and the other holders of the Series A Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable upon the conversion of the then outstanding shares of Preferred Stock and payment of dividends hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

f) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series A Preferred Stock. As to any

fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall round down to the next whole share.

g) Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Series A Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Series A Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

h) Legend. Each Conversion Share will be imprinted with the following legend:

"[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES."

Section 7. Adjustments. All references herein to the number of shares of Series A Preferred Stock issued by the Corporation shall be equitably adjusted to reflect any and all forward or reverse splits of the Series A Preferred Stock and reclassifications having a similar effect on the Series A Preferred Stock generally.

Section 8. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at: 215 North Jefferson, STE 591, Ossian, Indiana 46777, Attention: President, facsimile: c/o Eilenberg & Krause LLP (212) 986-2399, or such other facsimile number or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 8. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Lost or Mutilated Preferred Stock Certificate. If a Holder's Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

c) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflict of laws thereof. Each Holder and the Corporation agree that all legal proceedings concerning the interpretation and enforcement of this Certificate of Designation (whether brought against Holder and the Corporation or their respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each Holder and the Corporation hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any

claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each Holder and the Corporation hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party or parties for its attorneys' fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

d) Waiver. Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all Holders by the affirmative written consent or vote of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or, except as noted in the prior sentence, a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or, except as noted in the first sentence of this paragraph, any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

e) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

f) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a business day, such payment shall be made on the next succeeding business day.

g) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

h) Status of Converted Series A Preferred Stock. If any shares of Series A Preferred Stock shall be converted, or shall otherwise be reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series A Preferred Stock.

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Nevada law.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 8th day of April, 2020.

____

Name: Brian Kistler

Title: President

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF SERIES A PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series A Preferred Stock indicated below into shares of common stock, par value $0.00001 per share (the "Common Stock"), of Success Entertainment Group International, Inc., a Nevada corporation (the "Corporation"), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion: ____

Number of shares of Preferred Stock owned prior to Conversion: _______________

Number of shares of Preferred Stock to be Converted: _________________________

Common Stock Outstanding determined pursuant to Section 6(a): ________________

Number of shares of Common Stock to be Issued: ____________________________

Number of shares of Preferred Stock subsequent to Conversion: ________________

Address for Delivery: ______________________

or

DWAC Instructions:

Broker no: _________

Account no: ___________

[HOLDER]

By:__________________________________

Name:

Title: